UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018 (January 1, 2018)

HCBF Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-217395	27-2326440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Indian River Drive, Suite 101

Fort Pierce, Florida 34950

(Address of principal executive offices, including zip code)

(772) 409-2270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On January 1, 2018, CenterState Bank Corporation (f/k/a CenterState Banks, Inc.), a Florida corporation (“CenterState”), completed its previously announced merger with HCBF Holding Company, Inc., a Florida corporation (“HCBF”). Pursuant to the Agreement and Plan of Merger, dated as of August 12, 2017 (the “Merger Agreement”), by and between CenterState and HCBF, on January 1, 2018, HCBF merged with and into CenterState (the “Merger”), with CenterState surviving the Merger. Immediately following the Merger, HCBF’s wholly-owned subsidiary bank, Harbor Community Bank, merged with and into CenterState Bank, N.A., a national banking association and wholly-owned subsidiary of CenterState (“CenterState Bank”), with CenterState Bank surviving as a national bank subsidiary of CenterState.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and certain exhibits attached thereto, a copy of which was filed as Exhibit 2.1 to HCBF’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2017, and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, each outstanding share of HCBF common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive (i) 0.675 shares of CenterState common stock and (ii) a cash amount equal to $1.925 plus any cash dividends payable to CenterState shareholders on or after the closing of the Merger. Each outstanding share of CenterState common stock shall remain outstanding and unaffected by the Merger. Pursuant to the Merger Agreement, each option to purchase shares of HCBF common stock automatically became fully vested and was converted into an option to purchase the number of shares of CenterState common stock equal to the number of shares subject to such stock option multiplied by 0.75, and at an exercise price equal to the exercise price per share of the HCBF stock option divided by 0.75.

The information set forth in the Introductory Note above is incorporated into this Item 2.01 by reference.

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth in the Introductory Note above and in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introductory Note above and in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the effective time of the Merger, HCBF’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

At the effective time of the Merger, the Articles of Incorporation and Amended and Restated ByLaws of CenterState, as the surviving corporation of the Merger, became the Articles of Incorporation and ByLaws of HCBF, respectively, in accordance with the terms of the Merger Agreement.

The information set forth in the Introductory Note above and in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference. The Articles of Incorporation and Amended and Restated Bylaws of CenterState are included here as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

2.1	Agreement and Plan of Merger, dated as of August 12, 2017, by and between CenterState Bank Corporation (f/k/a CenterState Banks, Inc.) and HCBF Holding Company, Inc. (attached as Exhibit 2.1 to HCBF’s Current Report on Form 8-K filed on August 14, 2017 and incorporated herein by reference).

3.1	Articles of Incorporation of CenterState Bank Corporation (f/k/a CenterState Banks, Inc.) (incorporated herein by reference to Exhibit 3.1, as amended, to CenterState Bank Corporation’s Registration Statement on Form S-4, File No. 333-95087, dated January 20, 2000).

3.2	Amended and Restated ByLaws of CenterState Bank Corporation (f/k/a CenterState Banks, Inc.) (incorporated herein by reference to Exhibit 3.7 to CenterState Bank Corporation’s Annual Report on Form 10-K filed on March 2, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 1, 2018	HCBF Holding Company, Inc.

	By:	/s/ Randall A. Ezell
Randall A. Ezell
Executive Vice President and Chief Financial Officer